Exhibit 99.1

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Combined Financial Statements

December 31, 2020 and 2019

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Index

December 31, 2020 and 2019

Page(s)
Report of Independent Auditors	1

Combined Financial Statements

Combined Balance Sheets	2

Combined Statements of Operations and Comprehensive Loss	3

Combined Statements of Changes in Members’ Equity (Deficit)	4

Combined Statements of Cash Flows	5

Notes to Combined Financial Statements	6–33

Report of Independent Auditors

To the Board of Directors of Big River Steel Holdings LLC

We have audited the accompanying combined financial statements of Big River Steel Holdings LLC and BRS Stock Holdco LLC (collectively the “Company”), which comprise the combined balance sheets as of December 31, 2020 and 2019, and the related combined statements of operations and comprehensive loss, of changes in members' equity (deficit), and of cash flows for the years then ended.

Management's Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Big River Steel Holdings LLC and BRS Stock Holdco LLC as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

February 19, 2021

PricewaterhouseCoopers LLP, Brookwood Village Suite 851, Birmingham, Alabama 35209
T: 205 414 4000, www.pwc.com/us

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Combined Balance Sheets

December 31, 2020 and 2019

(In Thousands, except Members’ Interest Units)

	2020	2019
Assets
Current assets
Cash and cash equivalents	$47,348	$256,144
Trade accounts receivable	161,549	114,276
Other accounts receivable	320	697
Inventories	155,763	123,753
Other current assets	9,463	3,625
Total current assets	374,443	498,495

Property, plant and equipment, net	1,884,825	1,617,615
Restricted cash and cash equivalents	62,175	196,563
Deferred financing costs, net	2,655	1,994
Other noncurrent assets	17,707	12,947
Total assets	$2,341,805	$2,327,614

Liabilities and Members' Equity (Deficit)
Current liabilities
Trade accounts payable	$101,401	$99,551
Accrued expenses	91,495	34,298
Accrued interest payable	28,159	23,641
Deferred income	16,552	16,552
Other current liabilities	1,947	1,870
Current portion of long-term debt	27,646	28,451
Total current liabilities	267,200	204,363
Long-term liabilities
Long-term debt, related parties, less unamortized deferred financing costs, net	105,497	97,913
Long-term debt, less current portion and unamortized deferred financing costs, net	1,689,255	1,556,572
Class C preferred units subject to mandatory redemption	354,447	332,651
Deferred income	157,622	174,174
Other long-term liabilities	23,269	20,996
Deferred income taxes	9,623	9,506
Total long-term liabilities	2,339,713	2,191,812
Total liabilities	2,606,913	2,396,175
Commitments and contingencies (Note 12)
Mezzanine equity
Class A common units, 499 units	686,138	683,732
Total mezzanine equity	686,138	683,732

Members' equity (deficit)
Class C preferred units	7,144	7,144
Class A common units	3,186	3,186
Class B common units, 501 units	397,585	396,253
Receivable from members	(18,442)	(17,426)
Accumulated deficit	(1,340,719)	(1,141,450)
Total members' equity (deficit)	(951,246)	(752,293)
Total liabilities and members' equity (deficit)	$2,341,805	$2,327,614

The accompanying notes are an integral part of these combined financial statements.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Combined Statements of Operations and Comprehensive Loss

Year Ended December 31, 2020 and 2019

(In Thousands)

	2020	2019
Net sales	$984,173	$1,069,561
Cost of goods sold	1,027,021	1,097,493
Gross margin (loss)	(42,848)	(27,932)
Operating expenses
Selling, general and administrative	37,088	46,295
Grant income	(16,552)	(16,552)
Total operating expenses	20,536	29,743
Operating loss	(63,384)	(57,675)
Other income (expense)
Interest expense	(99,849)	(95,109)
Interest income	1,542	2,467
Amortization of beneficial conversion feature	-	(214,514)
Gain (loss) on extinguishment of debt	(35,931)	214,514
Other income	3,360	3,708
Total other income (expense)	(130,878)	(88,934)
Loss before income taxes	(194,262)	(146,609)
Income tax expense	115	9,034
Net loss and comprehensive loss	$(194,377)	$(155,643)

The accompanying notes are an integral part of these combined financial statements.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Combined Statements of Changes in Members’ Equity (Deficit)

Years Ended December 31, 2020 and 2019

(In Thousands, except Members’ Interest Units)

	Class C	Class A					Receivable		Total
	Preferred	Common	Class B Common Units		Common Units		from	Accumulated	Members'
	Amount	Amount	Units	Amount	Units	Amount	Members	Deficit	Equity (Deficit)
Balance at December 31, 2018	$-	$-	-	$-	1,000	$423,089	$-	$(300,827)	$122,262
Members' contributions	7,144	3,186	-	17,426	-	290,000	(17,426)	-	300,330
Members' distributions	-	-	-	-	-	-	-	(5,514)	(5,514)
Recapitalization of members' equity	-	-	501	378,827	(1,000)	(713,089)	-	(679,466)	(1,013,728)
Net loss	-	-	-	-	-	-	-	(155,643)	(155,643)
Balance at December 31, 2019	7,144	3,186	501	396,253	-	-	(17,426)	(1,141,450)	(752,293)
Recapitalization of members' equity	-	-	-	1,332	-	-	-	(4,892)	(3,560)
Receivable from member	-	-	-	-	-	-	(1,016)	-	(1,016)
Net loss	-	-	-	-	-	-	-	(194,377)	(194,377)
Balance at December 31, 2019	$7,144	$3,186	501	$397,585	-	$-	$(18,442)	$(1,340,719)	$(951,246)

The accompanying notes are an integral part of these combined financial statements.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Combined Statements of Cash Flows

Years Ended December 31, 2020 and 2019

(In Thousands)

	2020	2019
Cash flows from operating activities
Net loss	$(194,377)	$(155,643)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation	138,954	138,722
Amortization	4,098	5,798
Deferred income taxes	117	8,973
Deferred payment on service contract	4,817	4,071
Payment in-kind interest	28,098	16,330
Change in inventory reserves	2,665	(127)
Extinguishment of payment in-kind interest	-	(14,564)
Noncash interest expense	-	213,036
(Gain) loss on extinguishment of debt	35,931	(214,514)
Changes in operating assets and liabilities
Trade accounts receivable	(47,273)	44,241
Other accounts receivable	377	2,643
Inventories	(34,675)	(31,145)
Other current assets	(5,838)	1,623
Other noncurrent assets	(4,760)	(7,266)
Spare parts	(13,326)	(15,472)
Trade accounts payable	13,704	(56,688)
Accrued interest payable	4,518	7,061
Accrued expenses	11,236	(3,739)
Deferred income	(16,552)	(16,552)
Net cash used by operating activities	(72,286)	(73,212)
Cash flows from investing activities
Expenditures for property, plant and equipment	(365,747)	(276,734)
Net cash used by investing activities	(365,747)	(276,734)
Cash flows from financing activities
Proceeds from borrowings on long-term debt, related parties	-	74,388
Proceeds from borrowings on long-term debt	1,165,000	495,458
Proceeds from revolving credit facility	-	50,000
Payments on long-term debt	(1,016,857)	(17,450)
Payments on revolving credit facility	-	(50,000)
Other long-term liability	(1,870)	(2,388)
Payments of deferred financing costs	(29,674)	(4,854)
Redemption premium of long-term debt	(21,750)	-
Redemption of preferred interest units	-	(62,657)
Members' contributions	-	300,330
Members' distributions	-	(5,514)
Members' issuance costs	-	(2,000)
Net cash provided by financing activities	94,849	775,313
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	(343,184)	425,367
Cash and cash equivalents and restricted cash and cash equivalents
Beginning of year	452,707	27,340
End of year	$109,523	$452,707
Supplemental disclosure of cash flow information
Cash paid during the year for interest, net of capitalized interest costs of $35,428 and $21,667 as of December 31, 2020 and 2019, respectively	$97,966	$103,552

Supplemental disclosures of noncash transactions
Expenditures for property, plant and equipment included in accounts payable and accrued expenses	$63,229	$36,139
Issuance of Class A Common Units	$2,406	$683,732
Issuance of Class B Common Units	$1,332	$378,827
Issuance of Class C Preferred Units	$1,154	$328,002
Retirement of Common Units	$-	$(713,089)
Recapitalization of members' equity	$(4,892)	$(679,466)
Debt discount on beneficial conversion feature	$-	$290,000

The accompanying notes are an integral part of these combined financial statements.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

1.	Nature of Operations

The accompanying combined financial statements include the accounts of Big River Steel Holdings LLC (“Holdings”), a Delaware limited liability company, and its wholly owned subsidiaries, Big River Steel Metallics Funding LLC (“BRSM”), which was dissolved in November 2020, and BRS Intermediate Holdings LLC (“BRS Intermediate”) along with BRS Intermediate’s wholly-owned subsidiaries Big River Steel, LLC (“BRS”) and BRS Finance Corp (“Finance”), a Delaware corporation, and its affiliate BRS Stock Holdco LLC (“Holdco”) (collectively the “Company”). Holdco includes its wholly-owned subsidiary Big River Steel Corporation (“Corp”), a Delaware corporation. Holdings and Holdco are owned pro-rata by the same group of investors and are considered entities under common control. All intercompany transactions are eliminated for purposes of the combined financial statement presentation.

The Company operates a technologically-advanced flat-rolled steel mini-mill producing a wide range of basic, value-added and specialized steels servicing customers throughout North America from its facility located in Northeast Arkansas.

The Company is affected by a number of factors including general economic conditions, interest rates, imports, foreign exchange rates, tariffs, the health of steel-consuming industries, industry capacity and production levels and the availability of raw materials.  Changes in the Company’s selling prices correlate, to a degree, with the Company’s primary raw materials. However, they are not the same thereby causing margins between sales prices and production costs to expand or compress from time to time.

On October 31, 2019, United States Steel Corporation (“US Steel”) completed the purchase of a 49.9% ownership interest in the Company with a call option to acquire the remaining 50.1% within four years.  US Steel has the right to exercise the call option on or before the date that is 90 days after the delivery of the Company's unaudited quarterly financial statements for the fiscal quarter ending on September 30, 2023.  On December 8, 2020, US Steel exercised its option, and the acquisition was finalized on January 15, 2021.

The Company has an expansion project underway that will double the capacity of its hot-rolled coil (“HRC”). The expansion’s construction activities will be completed in the first quarter of 2021. The expansion commenced commercial operations in December 2020.

COVID-19 has had and is expected to continue to have an impact on the Company’s financial results resulting from a reduction in forecasted gross margins. Although the current circumstances are dynamic and the impacts of COVID-19 on the Company’s business operations, including the duration and impact on overall customer demand, cannot be determined with certainty, the Company currently estimates that COVID-19’s effect will not be material to its business, results of operations, financial condition and cash flows.

2.	Revision of Previously Issued Financial Statements

The Company has revised its accompanying combined statement of cash flows for the year ended December 31, 2019 to correct errors in classification, which are primarily related to the net change in spare parts. Spare parts are reported within property, plant and equipment, net on the combined balance sheets. Due to the nature of the spare parts and their intended use, the net change should have been included as a component of the changes in operating assets and liabilities section of cash flows from operating activities rather than in net cash used by investing activities.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

The following adjustments have been made to correct the errors in the previously reported combined statement of cash flows for the year ended December 31, 2019.

	As Previously		As
For the year ended December 31, 2019	Reported	Adjustment	Revised
Changes in operating assets and liabilities
Spare parts	$-	$(15,472)	$(15,472)
Trade accounts payable	$(68,376)	$11,688	$(56,688)
Accrued expenses	$7,949	$(11,688)	$(3,739)
Net cash used by operating activities	$(57,740)	$(15,472)	$(73,212)

Expenditures for property plant and equipment	$(292,206)	$15,472	$(276,734)
Net cash used by investing activities	$(292,206)	$15,472	$(276,734)

The revisions did not have any effect on the previously reported combined statement of operations and comprehensive loss, the combined balance sheet or the net increase in cash and cash equivalents and restricted cash and cash equivalents within the combined statement of cash flows for the year ended December 31, 2019. As a result, the Company does not consider the errors to be material to the previously issued combined financial statements, and as such, has revised the accompanying combined statement of cash flows for the year ended December 31, 2019.

3.	Summary of Significant Accounting Policies

Basis of Presentation

The Company reports financial and operating information in one segment. Its operating segment is also its reportable segment. The Company manages its business as a whole and produces one product line consisting of two primary product mixes, HRC and value-added products consisting of hot rolled pickled and oiled (“HR P&O”), cold rolled coil (“CRC”), galvanized (“Galv”) and continuous annealed (“CA”). The Company’s products are grouped into two categories for purposes of disaggregating revenues.

Use of Estimates

The preparation of the combined financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Generally, assets and liabilities that are subject to estimate and judgment include the allowance for customer claims, inventory valuation, useful lives of long-lived assets, certain accrued expenses and variable consideration of the sale of certain products. Although management believes these estimates are reasonable, actual results could differ from those estimates.

Going Concern Evaluation

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 205-40, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, requires that the Company evaluate whether there is substantial doubt about its ability to meet its financial obligations when they become due during the twelve month assessment period from the date the Company’s combined financial statements are issued. The Company has completed its evaluation in accordance with the provisions of ASC 205-40. The Company relies on cash flow generated from operations and available borrowings under its Revolving Credit Agreement (see Note 8) to fund its working capital and other operating and investing needs. Further disruptions and uncertainties related to the COVID-19 pandemic could require the Company to take additional cost-saving actions and /or make modifications to its strategic plans. The Company believes its liquidity will be adequate to satisfy the Company’s obligations for at least twelve months from the date of issuance of these combined financial statements, including the Company’s obligations to complete currently authorized capital spending programs.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

Variable Interest Entities

FASB ASC 810-10-05, “Consolidation of VIEs,” requires that if an enterprise is the primary beneficiary of a variable interest entity (“VIE”), the assets, liabilities and results of operations of the VIE should be included in the combined financial statements of the Company.

The Company has entered into an agreement with a material handler (“Material Handler”) (see Note 12). While the Material Handler is a VIE, the Company is not the primary beneficiary since the Company does not have the power to direct the activities of the Material Handler and the Company does not have the obligation to absorb the losses of the Material Handler. As a result, the activities of the Material Handler are not included in the Company’s combined financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid cash investments with an original maturity of three months or less to be cash equivalents.

Cash and cash equivalents consists of the following:

	2020	2019
Cash and cash equivalents
Cash	$47,348	$61,696
Cash equivalents	-	194,448
Total cash and cash equivalents	47,348	256,144

Restricted cash and cash equivalents
Cash	4,312	8,775
Cash equivalents	57,863	187,788
Total restricted cash and cash equivalents	62,175	196,563

Total cash and cash equivalents and restricted cash and cash equivalents shown in the combined statement of cash flows	$109,523	$452,707

Restricted Cash and Cash Equivalents

Restricted cash and cash equivalents relates to funds that are restricted as to use as follows: (1) to fund the Company’s expansion project; (2) held by debt providers as a debt service reserve to be returned to the Company at the maturity of the debt; and (3) for the Company’s self-insurance program. The funds related to the debt service reserve are under the control of the debt provider.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

Accounts and Other Receivables

The Company extends credit to its customers in the ordinary course of business. The Company reviews customer accounts on a periodic basis and records a reserve for specific amounts that management feels may not be collected. Amounts are written off at the point when collection attempts on the accounts have been exhausted. Management uses significant judgment in estimating uncollectible amounts. In estimating uncollectible amounts, management considers factors such as current overall economic conditions, industry-specific economic conditions, historical customer performance and anticipated customer performance. Past due status is determined based upon contractual terms. While management believes the Company’s processes effectively address its exposure to doubtful accounts, changes in economic, industry or specific customer conditions may require adjustment to the allowance recorded by the Company. Receivables are considered fully collectible and, therefore, no allowance for doubtful amounts has been recorded at December 31, 2020 and 2019.

Some customers require certain specifications from the Company’s products. Customers can receive a reduction in the selling price if the products do not conform with the specifications. The activity in the Company’s claim allowance for the years ended December 31, 2020 and 2019 is as follows:

	2020	2019
Beginning balance	$3,258	$3,677
Charges against revenue	9,220	10,591
Customer credits issued for claims	(9,031)	(11,010)
Ending balance	$3,447	$3,258

Other accounts receivable include $205 of sales and use tax amounts as of December 31, 2020 and 2019. The Company believes it is entitled to be refunded from the appropriate tax authorities under a certain tax incentive program. Under this program, the Company is required to remit and pay any applicable sales and use tax on a timely basis, but also records a receivable for the applicable tax paid less 1% in accordance with the tax incentive program. The program expired in 2019.

Inventories

All inventories are stated at the lower of cost or net realizable value. Cost includes materials, labor and production overhead. The cost of raw materials inventory is determined by the first-in, first-out method. The cost of work in process and finished goods inventories are determined by moving average. Inventories are reviewed for slow moving and potentially obsolete items using actual inventory turnover and are written down to estimated net realizable value. Net realizable value is based on the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation.

Property, Plant and Equipment

Property, plant and equipment, including construction in progress, are stated at cost, less accumulated depreciation. Certain capitalized spare parts are considered equipment replacements whose useful lives exceed two years and which are considered necessary to extend the useful life of the related production assets. Costs related to construction in progress include progress billings, deposits and all other direct costs attributable to the construction activity. Assets are depreciated using the straight-line method over the estimated useful lives of the related assets. No provision for depreciation is made on construction in progress and spare parts until such time as the relevant assets are completed and placed into service. Construction in progress at December 31, 2020 and 2019 represents operational infrastructure and machinery under installation.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

The Company capitalizes interest costs incurred on funds used to construct property, plant and equipment. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset’s estimated useful life. Interest costs capitalized were $35,428 and $21,667 during 2020 and 2019, respectively.

The estimated useful lives for property, plant and equipment are as follows:

Buildings and foundations	10-40 years
Machinery and equipment	5-10 years

Long-lived Assets

The Company reviews the carrying value of long-lived assets or asset groups for impairment whenever certain triggering events or changes in circumstances indicate the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying amount exceeds the estimated fair value of the assets. The factors considered by management in performing this assessment include operating results, trends and prospects, as well as the effects of obsolescence, demand, competition and other economic factors. There were no impairment losses recognized during the years ended December 31, 2020 and 2019.

Software Implementation Costs

Software implementation costs are stated at cost less accumulated amortization and are presented as other current assets and other noncurrent assets in the combined balance sheets. Software implementation costs are amortized over the term of the hosting arrangement plus any reasonably certain renewal periods.

Deferred Financing Costs

Deferred financing costs are amortized using the effective interest method over the life of the associated debt as an adjustment to interest expense. Deferred financing costs related to the revolving line of credit are included in deferred financing costs, net in the accompanying combined balance sheets. Deferred financing costs related to the Company’s other debt agreements are presented net against the corresponding debt obligations.

Income Taxes

The Company (with the exception of Corp) is taxed as a partnership under the U.S. Internal Revenue Code. Accordingly, its taxable income is included in the tax returns of its partners and the resulting tax liabilities or benefits are those of the partners. The provision for income taxes relates primarily to corporate level taxes assessed in certain U.S. states that do not recognize the partnership tax status of the Company. The provisions for income taxes has been determined using the assets and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from the difference between the financial and tax basis of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when such changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

As a limited liability company, Holdings and Holdco’s taxable income or loss is allocated to the members and reported on the members’ tax returns. BRS Intermediate filed a partnership return through May 31, 2019, whereby its results are included in its members’ tax returns. As of May 31, 2019, BRS Intermediate is considered a disregarded single member limited liability company for tax reporting purposes. BRS and BRSM are considered disregarded single member limited liability companies for tax reporting purposes, therefore, their results are included in BRS Intermediate’s and Holdings’, respective tax return filings. Corp is a taxable entity that files its own tax return. As such, Corp has recorded current and deferred income taxes based on its activity for the years ended December 31, 2020 and 2019.

The Company’s policy with respect to evaluating uncertain tax positions is based upon whether management believes it is more likely than not the uncertain tax positions will be sustained upon review by the taxing authorities. The Company shall initially and subsequently measure the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The tax positions must meet the more-likely-than-not recognition threshold with consideration given to the amounts and probabilities of the outcomes that could be realized upon settlement using the facts, circumstances and information at the reporting date. The Company will reflect only the portion of the tax benefit that will be sustained upon resolution of the position and applicable interest on the portion of the tax benefit not recognized. Based upon management’s assessment, there are no uncertain tax positions expected to have a material impact on the Company’s combined financial statements as of December 31, 2020.

The Company’s U.S. federal and state tax returns are not currently under examination but are subject to examination since 2016. The Company’s policy is to recognize interest and penalties related to unrecognized tax benefits in income tax expense. During the years ended December 31, 2020 and 2019, the Company did not recognize any interest or penalties.

Revenue Recognition

The Company’s products are manufactured to certain industry standards and customer specifications under standard purchase orders or supply agreements between the Company and its customers. Sales and production levels are highly dependent upon demand levels specified by the Company’s customers. Sales of these products, net of estimated pricing adjustments and allowances, are recognized when control, including title and risk of loss pass to the customer, generally upon shipment. Payment is typically due within a short time following the sale.

Shipping and handling costs associated with outbound freight after control over a product has transferred to a customer are accounted for as a fulfillment cost and are included in cost of goods sold.

To the extent that the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing the most likely amount method. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. Estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of the Company’s anticipated performance and all information (historical, current and forecasted) that is reasonably available.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

Net sales by product mix were as follows:

	2020	2019
Hot rolled coil	$394,431	$489,277
Value-added products	589,742	580,284
	$984,173	$1,069,561

Cost of Goods Sold

The Company classifies the costs of purchasing raw materials and manufacturing its products as cost of goods sold. Manufacturing costs include, among other things, facility operating costs and overhead, production planning and logistics, depreciation and repairs and maintenance.

Shipping and Handling

The Company expenses all shipping and handling costs as incurred and the costs are included in cost of goods sold in the accompanying combined statements of operations and comprehensive loss. Shipping and handling fees billed to customers are included in net sales in the accompanying combined statements of operations and comprehensive loss.

Advertising and Marketing

The Company expenses the costs of advertising and marketing as incurred. Advertising and marketing expenses were $192 and $202 for the years ended December 31, 2020 and 2019, respectively, and are included in selling, general and administrative expenses in the accompanying combined statements of operations and comprehensive loss.

Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures,” establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

• Level 1	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities.

• Level 2	Inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.

• Level 3	Inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value.

A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

Financial Instruments

The Company’s carrying amounts of accounts receivable, accounts payable and accrued expenses approximate fair value due to their short-term maturities.

The carrying value of the Company’s long-term debt is at its stated value. Fair values for debt are based on quoted market prices or published forward interest rate curves, which are level 2 inputs. For debt where no quoted market prices are available, including related party notes and financing obligations, carrying value approximates fair value based on current market rates for financial instruments of the same remaining maturities with similar credit quality. The fair value of the Company’s debt is sensitive to changes in the general level of U.S. interest rates. The Company maintains all of its debt, except its line of credit, as fixed rate in nature to mitigate the impact of fluctuations in interest rates. Under its current policies, the Company does not use interest rate derivative instruments to manage its exposure to interest rate changes.

The fair value and carrying value of the Company’s long-term debt at December 31, 2020, were $2,003,592 and $1,866,597, respectively.

Deferred Income

The Company qualifies for financing and related economic incentives associated with the acquisition, development, construction, and operation of a mini-mill steel manufacturing facility in Mississippi County, Arkansas. These incentives consist of advance lump-sum payments which are included in deferred income on the combined balance sheets. The Company received lump-sum payments related to employee training grants, the Amendment 82 Agreement (“82 Agreement”) and proceeds from the sale of the Company’s tax credits under the Recycling Tax Credit (“RTC”) program. The Company is contingently liable for certain repayment penalties if the Company fails to meet certain employment requirements in any given period. Deferred income is recognized into grant income in the accompanying combined statements of operations on a systematic basis over the periods in which the Company expenses the related costs for which the employee training grants, the 82 Agreement and the RTC are intended to compensate.

Derivative Financial Instruments

The Company periodically uses derivative financial instruments to attempt to mitigate risks to the Company’s operations associated with volatility in the prices of raw materials and finished steel products with the use of futures contracts. The Company is exposed to price risk related to forecasted purchases of certain commodities that the Company primarily uses as raw materials. The Company periodically enters into commodity forward contracts primarily for steel. Commodity forward contracts generally are not subject to the accounting requirements for derivative instruments and hedging activities under the normal purchases exception. The Company is not party to leveraged derivatives and, by policy, does not use financial instruments for speculative purposes.

The Company recognizes all derivative instruments in the combined balance sheets at fair value within other current assets or other current liabilities due to their relatively short-term duration. Cash flows from derivative instruments are classified in the combined statements of cash flows based on the nature of the derivative instrument. All changes in fair value of the Company’s hedges are reported currently in earnings. When fair value hedges affect net earnings, they are included in the same financial statement line as the underlying transaction.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments," along with subsequently issued amendments to the initial guidance: ASU 2018-19, ASU 2019-04, and ASU 2019-05 (collectively, "Topic 326"), which significantly changes the impairment model for most financial instruments. Current guidance requires the recognition of credit losses based on an incurred loss impairment methodology that reflects losses once the losses are probable. In accordance with Topic 326, the Company will be required to use a current expected credit loss model (“CECL”) that will immediately recognize an estimate of credit losses that are expected to occur over the life of the financial instruments that are within the scope of this ASU, including trade receivables. The CECL model uses a broader range of reasonable and supportable information in the development of credit loss estimates. The amendments in this ASU are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted this guidance effective January 1, 2020. The adoption of this new guidance did not have a material impact on the Company’s combined financial statements and related disclosures.

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting,” which provides optional expedients and exceptions for applying U.S. GAAP to contract modifications, hedging relationships, and other transactions, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The guidance is effective for the Company beginning on March 12, 2020 and it will apply the amendments prospectively through December 31, 2022. The Company adopted this guidance during fiscal year 2020. The adoption of this guidance did not have a material impact on the Company’s combined financial statements and disclosures.

Recently Issued Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740) – Simplifying the Accounting for Income Taxes.” The amendments in this ASU simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740, Income Taxes. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The amendments in this ASU are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted, including adoption in any interim period for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period. The Company is in the process of evaluating the impact this standard will have on the Company’s combined financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40,” which addresses issues identified as a result of the complexity associated with apply US GAAP for certain financial instruments with characteristics of liabilities and equity. The guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is in the process of evaluating the impact this standard will have on the Company’s combined financial statements and related disclosures.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

In January 2021, the FASB issued ASU 2021-01, “Reference Rate Reform (Topic 848),” which clarifies that certain option expedients and exceptions to Topic 848 for contract modifications and hedge accounting apply to derivative instruments that use an interest rate for margining, discounting or contract price alignment that is modified as a result of reference rate reform. Amendment in this ASU to the expedients and exceptions in Topic 848 capture the incremental consequences of the scope clarification and tailor the existing guidance to derivative instruments affected by the discounting transition. The amendments in this ASU do not apply to contract modifications made after December 31, 2022, new hedging relationships entered into after December 31, 2022, and existing hedging relationships evaluated for effectiveness in periods after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that apply certain optional expedients in which the accounting effects are recorded through the end of the hedging relationship (including periods after December 31, 2022). The Company is in the process of evaluating the impact this standard will have on the Company's combined financial statements and related disclosures.

4.	Inventories

The Company’s manufacturing process consists of a continuous, vertically integrated process from which products are sold to customers at various stages throughout the production process. Since most steel products can be classified as either finished or semi-finished products these two categories of inventory are combined.

Inventories are as follows:

	2020	2019
Raw materials	$79,851	$81,855
Finished and semi-finished goods	75,912	41,898
	$155,763	$123,753

5.	Property, Plant and Equipment, net

Property, plant and equipment consist of the following:

	2020	2019
Land	$17,324	$16,451
Buildings and foundations	449,124	393,753
Machinery and equipment	1,784,819	1,226,329
Spare parts	72,392	59,066
Construction in progress	78,220	305,140
	2,401,879	2,000,739
Accumulated depreciation	(517,054)	(383,124)
	$1,884,825	$1,617,615

Depreciation expense was $138,954 and $138,722 for the years ended December 31, 2020 and 2019, respectively.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

6.	Other Noncurrent Assets

Other noncurrent assets includes capitalized software implementation costs, which consist of the following:

	2020	2019
Computer software
Gross carrying amount	$19,334	$12,830
Accumulated amortization	(1,448)	(491)
	17,886	12,339
Less current portion	(970)	(970)
Long-term portion	$16,916	$11,369

Amortization expense is included in selling, general and administrative expenses on the accompanying combined statements of operations and comprehensive loss. Amortization expense was $957 and $491 for the years ended December 31, 2020 and 2019, respectively. Amortization for the intangible asset over the next five years is expected to be $970 per year. The useful life of the capitalized software implementation costs (8 years) is based on the remaining life of the service contract plus estimated renewals.

7.	Deferred Income

Deferred income consists of the following:

	Term	2020	2019
RTC	15 years	$107,857	$118,642
82 Agreement	15 years	66,317	72,084
		174,174	190,726
Less current portion		(16,552)	(16,552)
Noncurrent deferred income		$157,622	$174,174

The Company estimates it will recognize into income $16,552 per year through 2031. See Note 12 for additional information regarding government grants, incentives and tax credits.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

8.	Long-Term Debt

The Company’s long-term debt consists of the following:

Loan Agreement	Maturity	Interest	2020	2019
Senior Notes	September 1, 2025	7.25%	$-	$596,826
Term Loan	August 23, 2023	LIBOR plus 5.00%	-	388,570
Revolving Line of Credit	August 23, 2022	LIBOR plus 1.75% to 2.25%	-	-
2019 TE Bonds	September 1, 2049	4.50%	487,000	487,000
2020 TE Bonds	September 1, 2049	4.75%	265,000	-
144A Bonds	January 31, 2029	6.63%	900,000	-
Building mortgage	June 30, 2031	3.99%	11,095	11,875
Commercial finance agreements
Water system financing	December 31, 2020	8.16%	-	13,898
Substation financing	December 31, 2021	9.40%	25,600	31,412
Financing obligations	December 1, 2026	12.00%	12,321	17,688
Notes payable
Private limited partnerships	October 25, 2022	5.00%	59,500	59,500
	March 19, 2023 to
Related party notes	December 31, 2025	3.00% to 12.00%	106,081	98,625
Total debt			1,866,597	1,705,394
Less current maturities excluding current of the discount			(27,831)	(28,451)
Unamortized discount and deferred financing costs			(44,199)	(22,458)
			$1,794,567	$1,654,485

Annual aggregate maturities of long-term debt as of December 31, 2020, are as follows:

2021	$27,831
2022	32,980
2023	34,991
2024	16,734
2025	90,996
Thereafter	1,663,065
$1,866,597

Refinancing of Certain Debt

On September 10, 2020, the Arkansas Development Finance Authority (“ADFA”) issued $265,000 of tax-exempt bonds (the “2020 TE Bonds”) and loaned 100% of the proceeds to the Company under a bond financing agreement. The proceeds from the 2020 TE Bonds were used to extinguish $118,309 of outstanding principal and interest of the Term Loan as well as pay $4,432 of capitalized closing costs on the issuance. The remaining $142,259 is restricted for use in an expansion project underway at the Company. The 2020 TE Bonds include interest at 4.75% per annum payable semi-annually with the principal due on September 1, 2049. The proceeds from the 2020 TE Bonds have funds held for eligible project costs of approximately $57,263, which are shown as long-term restricted cash and cash equivalents as of December 31, 2020, in the accompanying combined balance sheets. In addition, the Company wrote-off $1,737 of unamortized issuance costs associated with the portion of the Term Loan that was extinguished.

These amounts were expensed in the accompanying combined statements of operations and comprehensive loss as of December 31, 2020.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

The 2020 TE Bonds were issued by ADFA and the proceeds were loaned to BRS. ADFA bears no recourse on the 2020 TE Bonds. The debt service is paid by BRS.

On September 18, 2020, the Company issued $900,000 of 144A Bonds. The proceeds from these bonds were used to retire the remaining $267,520 outstanding principal and interest of the Term Loan, the entire $602,054 of outstanding principal and interest on the Senior Notes and $8,676 of capitalized closing costs associated with the issuance. The 144A Bonds accrue interest at 6.625% per annum payable semi-annually. The 144A Bonds have a bullet maturity on January 31, 2029. The Senior Notes included a redemption premium of $21,750. In addition, the Company wrote-off $3,628 of unamortized issuance costs associated with the remaining portion of the Term Loan plus $8,816 of unamortized issuance costs associated with the Senior Notes. These amounts were expensed in the accompanying combined statements of operations and comprehensive loss as of December 31, 2020.

The 144A Bonds were issued by BRS and its subsidiary, Finance, and the debt service is paid by BRS.

Senior Notes

The Senior Notes accrued interest at the rate of 7.25% per annum payable semi-annually in arrears on each September 1 and March 1, commencing March 1, 2018. The outstanding principal and interest on the Senior Notes were paid in full with the proceeds from the 144A Bonds in September 2020. The Company’s indebtedness covenants are further discussed below.

The Senior Notes were issued at par but reflect an underwriting discount of $4,500 which was being amortized to interest expense over the life of the Senior Notes. The unamortized balance of the discount was $3,175 at December 31, 2019.

The Senior Notes were issued by BRS and its subsidiary, Finance, and the debt service is paid by BRS.

Term Loan

The Term Loan consisted of a senior secured term loan credit agreement in an original aggregate principal amount of $400,000. Borrowings under the Term Loan bear interest at a rate equal to, at the Company’s option, (a) LIBOR for the relevant interest period, subject to a floor of 1.00% plus 5.00% per annum, or (b) a base rate, subject to a floor of 2.00%, equal to the highest of (1) the rate of interest in effect as publically announced by the administrative agent as its prime rate, (2) the federal funds effective rate plus 0.50% and (3) LIBOR for an interest period as of one month plus 1.00%, in each case, plus 4.00% per annum. In addition, the Company is required to pay an annual administrative agency fee. The Term Loan required principal repayment in equal quarterly installments in an aggregate amount of $4,000 per annum. The outstanding principal and interest on the Term Loan was paid in full with the proceeds from the 2020 TE Bonds and the 144A Bonds in September 2020. The Company’s indebtedness covenants are further discussed below.

The Term Loan was issued at a discount of $4,000 which was being amortized to interest expense over the life of the Term Loan. The unamortized balance of the discount was $2,430 at December 31, 2019.

The Term Loan was issued by BRS and the debt service is paid by BRS.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

Revolving Line of Credit

The Revolving Line of Credit provides for borrowings, repayments and reborrowings from time to time for working capital and general corporate purposes in an amount equal to the lessor of (a) $225,000 and (b) a borrowing base calculated based on specified percentages of eligible accounts receivables and inventory, subject to certain adjustments and reserves. The Revolving Line of Credit includes an accordion feature pursuant to which the Company will be permitted to solicit increased commitments not to exceed an additional $125,000 in the aggregate, subject to certain terms and conditions. In September 2020, the Company exercised this feature which expanded the Revolving Line of Credit to $350,000. The outstanding principal balance was $0 at December 31, 2020 and 2019, and the available borrowings were $219,212 and $176,373 at

December 31, 2020 and 2019, respectively. BRS is the counterparty to this agreement. The Company’s indebtedness covenants are further discussed below.

Loans under the Revolving Line of Credit bear interest, at the option of the Company, at either (a) a base rate plus a margin ranging from 0.75% to 1.25%, payable quarterly, or (b) LIBOR for the relevant interest period plus a margin ranging from 1.75% to 2.25%, payable on the last day of selected interest periods. The applicable margin is based on the level of excess availability under the Revolving Line of Credit. The Revolving Line of Credit also requires a commitment fee on the unused portion of the Revolving Line of Credit, which will either be 0.25% or 0.375% per annum to be determined quarterly based on the Company’s utilization levels.

The Revolving Line of Credit was opened by BRS and the debt service is paid by BRS.

Covenants

The agreements governing the 144A Bonds, 2019 TE Bonds, 2020 TE Bonds, Senior Notes, Term Loan, and the Revolving Line of Credit contain various covenants that limit the Company’s ability among other things, to:

•	incur or guarantee additional indebtedness other than additional utilization or extension of the Revolving Line of Credit;

•	pay dividends on the Company’s member units or redeem, repurchase, retire or make distribution in respect to the Company’s member units or subordinated indebtedness or make certain other restricted payments;

•	make certain loans, acquisitions, capital expenditures or investments;

•	sell certain assets, including stock of the Company’s subsidiaries;

•	enter into certain sale and leaseback transactions;

•	create or incur certain liens;

•	enter into certain transactions with the Company’s affiliates;

•	engage in certain business activities; and

•	consolidate, merge, sell, transfer or otherwise dispose of all or substantially all of the Company’s assets.

The Company’s various debt agreements contain financial and non-financial covenants and provisions providing for cross-default. A breach of any of the debt covenants could result in an event of default under that indebtedness. Such a default may allow the creditors to accelerate the related indebtedness and may result in the acceleration of other indebtedness to which a cross-acceleration or cross-default provision applies.

Debt Covenant Compliance

The agreements governing the Company’s Term Loan and Revolving Line of Credit contain financial covenants that require the Company to maintain a fixed charge coverage ratio that is calculated quarterly for purposes of the Term Loan, and in the case of the Revolving Line of Credit, whenever the Company’s excess availability falls below a certain level. The fixed charge coverage ratio is calculated by taking the ratio of EBITDA, as defined in both the Term Loan and Revolving Line of Credit, divided by the amount of the Company’s fixed charges, as also defined in the respective agreements, for the twelve consecutive months prior to the date on which the ratio is tested. The minimum ratio, as defined in the agreements is 1.10 to 1.00 and 1.00 to 1.00 for the Term Loan and the Revolving Line of Credit, respectively, and the minimum ratio does not reset in future periods. The Company’s ability to borrow under the Term Loan and Revolving Line of Credit is conditioned upon maintaining compliance with the required financial covenants. As discussed above, the Term Loan was extinguished in September 2020 which eliminated the covenant compliance requirement. The Company’s excess availability was above the level required by the Revolving Line of Credit and therefore the covenant did not apply at December 31, 2020 and 2019.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

2019 TE Bonds

On May 31, 2019, ADFA issued $487,000 of tax-exempt bonds (the “2019 TE Bonds”) and loaned 100% of the proceeds to BRS which are restricted for use in an expansion project underway at the Company. The 2019 TE Bonds accrue interest at the rate of 4.50% per annum payable semi-annually for the first 20 years with principal payments commencing in the 21st year and maturing on September 1, 2049. The 2019 TE Bonds funds held for construction of approximately $0 and $187,788 are shown as long-term restricted cash and cash equivalents as of December 31, 2020 and 2019, respectively, in the accompanying combined balance sheets.

The 2019 TE Bonds were issued at a discount of $5,542 which is being amortized in interest expense over the life of the 2019 TE Bonds. The unamortized balance of the discount was $5,250 and $5,435 at December 31, 2020 and 2019, respectively. Future amortization expense for the next five years is expected to approximate $185 per year.

On November 6, 2020, the Company obtained the approvals from the required level of consenting holders of the 2019 TE Bonds in order to effectuate an amendment to the 2019 TE Bonds. The amendment allowed US Steel and its affiliates to exercise its call option without triggering a change of control with respect to the 2019 TE Bonds.

The 2019 TE Bonds were issued by ADFA and the proceeds were loaned to BRS. ADFA bears no recourse on the 2019 TE Bonds. The debt service is paid by BRS.

Building Mortgage

In 2017, the Company entered into a $14,000 loan agreement with a financial institution. The unamortized principal balance of the loan is payable in semiannual installments over 15 years. The loan is collateralized by certain administrative and storage buildings and carries an interest rate of 3.99% through January 31, 2022, at which time the interest rate will be reset using the financial institution’s then prevailing Prime Rate plus 0.5% for the next five years, and thereafter using the then prevailing Prime Rate plus 0.5% for the remainder of the loan.

The Building Mortgage was entered into by BRS and the debt service is paid by BRS.

Commercial Financing Agreements

In 2016, the Company entered into two financing arrangements with a commercial finance company for $25,000 and $50,000, respectively. The $25,000 arrangement is collateralized by the Company’s water treatment facility which was payable in semiannual installments of approximately $2,400 including interest through June 30, 2022. At December 31, 2020, the Company elected an early payoff option equal to 50.4% of the $25,000 arrangement. The $50,000 arrangement is collateralized by the Company’s electrical substation and power distribution system, is payable in semiannual installments of $4,300 including interest through June 30, 2023, and contains an early payoff option of 46.9% of the $50,000 arrangement at December 31, 2021. The arrangements required a reserve of approximately $4,300 and $6,700 which is included in restricted cash and cash equivalents at December 31, 2020 and 2019, respectively.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

The Company entered into an agreement with a third party slag processor to retrieve and process slag (a byproduct of the production process). The Company sold and leased back $21,954 of slag processing equipment from the third party. The Company recorded the transaction as a failed sale-leaseback and has recognized the sales proceeds received as a financing obligation. Additionally, the Company recorded an $8,220 financing obligation related to additional assets purchased by the third party in conjunction with failed build-to-suit transactions. Included in the agreement are fixed minimum monthly payments, variable payments and a clause allowing the slag processor to put certain assets to the Company for an amount equal to the fair value of the mobile assets and the depreciated value of the infrastructure assets. The put is only exercisable on December 31, 2026. The Company has accounted for these financing obligations within long-term debt and the financed assets within property, plant and equipment in the accompanying combined balance sheets. As of December 31, 2020 and 2019, the outstanding financing obligation was $12,321 and $17,688, respectively. The property, plant and equipment is being depreciated over the useful lives of the underlying assets. During the years ended December 31, 2020 and 2019, the Company recognized $3,128 and $3,156 of amortization on the machinery and equipment asset and $1,834 and $2,347 of interest expense on the financing obligation, respectively.

The Commercial Financing Agreements were entered into by BRS and the obligations are serviced by BRS.

Notes Payable

During 2015, the Company entered into a financing arrangement with two private limited partnerships, and their administrative agent, Pine State Capital, LLC, an Arkansas limited liability company, to borrow up to $200,000. The administrative agent is a government-approved firm that actively manages foreign investor funds and the immigration approval process for foreign investors who seek to obtain permanent residency in the United States through the EB-5 Immigrant Investor Program. The term of the loan shall commence on the disbursement date for such loan. Interest is at a base rate of 5.0%. The outstanding principal balance with any unpaid interest is payable in full on the fifth anniversary of the disbursement date for such loan, subject to extensions available to both lender borrower, which is currently October 25, 2022. Any disbursements received are restricted for the sole use or reimbursement of funding the costs incurred in connection with the acquisition, construction and equipment of BRS’s steel production facility in Mississippi County, Arkansas. The outstanding balance was $59,500 at December 31, 2020 and 2019.

The Notes Payable were entered into by Holdings and the debt service is paid by Holdings.

Related Party Notes

During 2018, the Company entered into two financing arrangements with a related party totaling $17,150, with interest of 5.5% and 6.0%. The interest is added to the principal balances which are due March 16, 2023 to December 31, 2025. The outstanding balance was $19,865 and $18,721 at December 31, 2020 and 2019, respectively.

On January 22, 2019, the Company entered into a debt agreement with a related party. The agreement is for $74,388, bears interest beginning at 7.75% and escalating to a maximum of 12.00%. The agreement allows interest to be added to the principal balance of the loan through the maturity date which is December 31, 2023. The agreement is collateralized by the future income streams from recycling tax credits provided by the State of Arkansas in conjunction with the future expansion of the Company’s facility. The outstanding balance was $86,216 and $79,904 at December 31, 2020 and 2019, respectively.

The Related Party Notes were entered into by Holdings and the debt service is paid by Holdings.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

9.	Preferred Interest Units and Convertible Debt Instrument

In August 2017, the Company issued $62,657 of preferred interest units to an entity owned by certain owners of the Company. Specifically, the preferred interest units were issued at BRS Intermediate. The preferred interest units contain a 12% per annum, cumulative, guaranteed return which compounds semi-annually and is added to the face value of the interest units unless paid currently by the Company. Returns on the preferred interest units are paid on a current basis only to the extent equity distributions are made to BRS Intermediate following all required debt service at BRS. On May 31, 2019, the preferred interest units were redeemed for $77,221. During 2019 $3,677 of paid-in-kind interest was expensed and added to the balance of the preferred interest units.

On May 30, 2019, the Company’s members contributed $290,000 towards the Company’s expansion in the form of a mandatorily convertible debt instrument (the “Instrument”). The Instrument includes a 6.0% annual interest rate compounding semi-annually. The Instrument was mandatorily convertible on December 31, 2019 but can be repaid earlier at the Company’s option. The Company determined the fair value of the units by applying the annual interest rate to arrive at a total that would be issued upon conversion. As the fair value of the units exceeded the proceeds received upon conversion, the Instrument contained a beneficial conversion feature. The difference between the convertible amount and the fair value was recorded as a debt discount with the corresponding offset as common equity. The debt discount is amortized from the issuance date to the date of conversion which amounted to $214,514 in 2019. The Instrument was extinguished with no additional shares being issued on October 31, 2019 resulting in a gain on the extinguishment of the debt of $214,514 in the accompanying combined statements of operations for the year ended December 31, 2019.

On October 31, 2019, the Company issued $328,002 of Class C preferred units to certain members of the Company. The Class C preferred units contain a 10% per annum, cumulative, guaranteed return which compounds annually and is added to the face value of the interest units unless paid currently by the Company. If the units are redeemed prior to the second anniversary of the issuance date, the guaranteed return is reduced to 8% per annum retroactive to October 31, 2019. On December 8, 2020, US Steel exercised its option to purchase the remaining 50.1% of the Company which triggered the reduction to 8% per annum in the guaranteed return. This resulted in a reduction of $7,763 to interest expense in the accompanying combined statements of operations and comprehensive loss. During 2020 and 2019, $20,642, reflecting the reduced return, and $4,649, respectively, of paid-in-kind interest was expensed. The Class C preferred units are mandatorily redeemable on May 31, 2024. The Class C preferred units are presented in long-term liabilities in the accompanying combined balance sheets.

10.	Members’ Equity

Members’ Equity as of December 31, 2019

The Company’s Amended and Restated Limited Liability Agreement (the “Restated Operating Agreement”) was entered into on October 31, 2019. In conjunction with this agreement, the Company’s equity through October 31, 2019, was recapitalized. The agreement provides for the following units.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

Common Units

On October 31, 2019, the Company recapitalized its common units. It cancelled its existing common units and issued 499 Class A and 501 Class B common units, and 1,000 Class C preferred units (as described in Note 9) in accordance with the Restated Operating Agreement. The Class A units were issued to a single member and represent a 49.9% ownership in the Company. These units contain a call option expiring 90 days after the publication of the Company’s financial statements dated September 30, 2023, the Class A member may exercise its right to purchase the Class B units representing the other 50.1% of the Company. If the Class A member does not exercise its right to purchase the Class B units, the Class B unit holders may elect to put their Class B units to the Class A members for 85% of an implied value as determined by certain metrics. If the Company does not achieve a stated financial target by September 30, 2023, the Class A member can put the Class A units back to the Company in exchange for a promissory note. Because of this feature, the Class A units have been recorded at fair value established using the agreed price of the units at the transaction close date and classified as mezzanine equity in the accompanying combined balance sheets.

Given the nature of the Class A and Class C units, U.S. GAAP requires these units to be recorded at their fair market value. The fair market value of the Class A and Class C units exceeded the recorded historical value of the common units prior to the recapitalization.

Class B Preferred Units

Class B Preferred Units were issued to Corp as a result of its receipt of grant funds from the State of Arkansas (the “State”), Mississippi County, Arkansas (the “County”) and the City of Osceola, Arkansas (the “City”) under the 82 Agreement. Class B Preferred Units were issued at a rate of one Class B Preferred Unit per $1 of grant funds contributed. Each Class B Preferred Unit is nonconvertible and earns a preferred return accruing cumulatively at a rate of 17% per annum. The preferred return is limited to the cumulative net profits of the Company that could be allocated with respect to the Class B Preferred Units. The Class B Preferred Units are nontransferable and subordinated to all debt financing. The Class B Preferred Units eliminate within the combined financial statements.

The Restated Operating Agreement establishes a “put right” or an obligation of the Company to the holders of the Class B Preferred Units should amounts become owed to the State, the County or the City due to failure to comply with the requirements under the 82 Agreement. The Class B Preferred Unit Put Price is defined as the Class B Preferred Units price plus any accrued and unpaid preferred returns. The put right makes the preferred units contingently redeemable upon the occurrence of certain substantive events. The put right is reassessed at each reporting period to determine if redemption is likely whereby the units would be considered mandatorily redeemable units and reclassified to liabilities at that time.

Distributions

The Restated Operating Agreement outlines its cash distribution policy. Prior to any other distributions provided by the Restated Operating Agreement, distributions are first paid to members who have not been provided their full tax distributions for both the current and prior years. Additional distributions are subject to the following order of distributions (i) first, to repurchase any outstanding Class B Preferred Units that have been put until such time all such put units have been repurchased, (ii) second, 49.9% to the members holding Class A Common Units in proportion to their relative ownership percentages and 50.1% to the members holding mandatorily redeemable Class C preferred units (as described in Note 9) in proportion to their relative unpaid preferred returns, until all such unpaid preferred returns have been reduced to zero, (iii) third, 49.9% to the members holding Class A Common Units in proportion to their relative ownership percentages and 50.1% to members holding Class C Preferred Units in proportion to their relative unreturned preferred capital, until all such unreturned preferred capital has been reduced to zero, (iv), fourth, to the members holding Class B Preferred Units in proportion to their relative unpaid preferred returns, until such unpaid preferred returns have been reduced to zero, and (v) fifth, to the members holding Common Units in proportion to their relative ownership percentages.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

Members’ Equity Through September 30, 2019

The following common and preferred units were issued pursuant to Holdings’ original operating agreement (the “Original Operating Agreement”) prior to the recapitalization of the Company on October 31, 2019, and prior to the Restated Operating Agreement.

Common Units

The Company has issued and outstanding 1,000 membership units that were issued to the members associated with its capital funding.

Preferred Units

Holdings’ Original Operating Agreement provides for Class A Preferred Units and Class B Preferred Units. Effective September 30, 2019, the Class A Preferred Units were cancelled.

The Company’s preferred units are described as follows:

Class A Preferred Units

Class A Preferred Units are to be issued at a rate of one Class A Preferred Unit per $202 contribution up to an aggregate amount of contributions of $50,000 and at a rate of one Class A Preferred Unit per $135 with respect to amounts of contributions in excess of $50,000. Each Class A Preferred Unit is convertible at any time, at the member’s option, into a common unit on a one-for-one basis and until so converted, earns a preferred return accruing cumulatively at a rate of 10% per annum. No such units were ever issued pursuant to the Original Operating Agreement.

Class B Preferred Units

Class B Preferred Units are to be issued to any member receiving grant funds from the State, the County and the City under the 82 Agreement. Class B Preferred Units will be issued at a rate of one Class B Preferred Unit per $1 of grant funds contributed. Each Class B Preferred Unit is nonconvertible and shall earn a preferred return accruing cumulatively at a rate of 17% per annum. The preferred return is limited to the cumulative net profits of the Company that could be allocated with respect to the Class B Preferred Units. The Class B Preferred Units are nontransferable and subordinated to all debt financing. The Class B Preferred Units eliminate within the combined financial statements.

The Original Operating Agreement establishes a “put right” or an obligation of the Company to the holders of the Class B Preferred Units should amounts become owed to the State, the County or the City, due to failure to comply with the requirements under the 82 Agreement. The Class B Preferred Unit Put Price is defined as the Class B Preferred Unit price plus any accrued and unpaid preferred returns. The put right makes the preferred units contingently redeemable upon the occurrence of certain substantive events. put right is reassessed at each reporting period to determine if redemption is likely whereby the units would be considered mandatorily redeemable units and reclassified to liabilities at that time.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

Distributions

The Original Operating Agreement outlines its cash distribution policy. Prior to any other distributions provided by the Original Operating Agreement, distributions are first paid to members who have not been provided their full tax distributions for both the current and prior years. Additional distributions are subject to the following order of distributions (i) first, to repurchase any outstanding Class B Preferred Units that have previously been subject to a put right to the Company, (ii) second, to the members holding Class A Preferred Units in proportion to their relative unpaid preferred returns, (iii) third, to the members holding Class A Preferred Interest Units in proportion to their relative unreturned preferred capital, (iv), fourth, to the Class B Preferred members holding Class B Preferred Units in proportion to their relative unpaid preferred returns, (v) fifth, to the members holding common units in proportion to their relative unreturned capital contributions and (vi), finally, to all members in proportion to the numbers of units held.

11.	Related Party Transactions

The Company entered into an agreement on June 23, 2014 with a related party to provide ongoing management and advisory services through June 30, 2016 which was subsequently extended through varying dates depending upon certain events happening but no longer than April 4, 2024. The ongoing services requires personnel associated with this related party to perform certain roles for the Company and assist the senior management team of the Company with all aspects of the business and functions consistent with the responsibilities of a director of finance and chief executive officer. In consideration of these ongoing services, the Company agrees to compensate this related party $171 per month payable monthly in arrears. In addition, the Company shall reimburse this related party for all reasonable out-of-pocket expenses consistent with the Company’s expense policies, including travel and temporary housing. The related party could also earn bonuses and other fees totaling $32,250 if certain events occur. Currently, no amounts have been recognized in the accompanying combined financial statements. The related party may extend this agreement as long as it is a member of the Company. In September 2020, the Company paid this related party $6,321 for commissions associated with the issuance of the 2020 TE Bonds, the 144A Bonds and the increase in the Revolving Line of Credit. In May 2019, the Company paid this related party $1,218 for commissions associated with the issuance of the 2019 TE Bonds.

The Company has established a management bonus (the “Developer Bonus”) agreement dated June 30, 2014 (the “Start Date”) for certain employees and members of the Company. The Developer Bonus agreement is effective for 10 years from the Start Date. The Developer Bonus is payable subject to certain eligibility requirements of the management group and subject to certain annual and cumulative levels of earnings generated by the Company. As of October 31, 2019, the Developer Bonus was terminated without meeting any of the targets.

In 2015, Corp received $86,500 of grant proceeds from the State, City and County under the 82 Agreement. Corp subsequently transferred the entirety of the $86,500 grant proceeds to the Company in exchange for Class B Preferred Units of the Company via subscription agreements as provided under the Original Operating Agreement and Restated Operating Agreement (see Note 10 and 12). These grant proceeds eliminate within the combined financial statements.

During 2016, the Company qualified for $314,200 of RTCs, subject to certain annual limitations and carryforward provisions. These credits were sold by the Company to a member of the Company (the “Purchaser”) for $159,178 net of interest and an administrative fee together totaling $2,608. $77,000 of this net amount was collected during 2016 and the remainder was collected in January 2017. The Company is contingently liable to refund the amounts received to the member in the event the Company does not meet certain requirements, as further discussed in Note 12. The Company recognized income of approximately $10,785 for the years ended December 31, 2020 and 2019 and is included in grant income as shown on the combined statements of operations and comprehensive loss. The Company has a remaining deferred revenue balance of $107,857 and $118,643 at December 31, 2020 and 2019, respectively.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

On October 31, 2019, the Company instituted the Retention Bonus Plan (the “Plan”) for the purpose of retaining, rewarding, and aligning employees and other service providers with the financial success of the Company. The Plan authorized $45,000 plus an additional $5,000 in cash or shares of US Steel stock performance units. Unless US Steel exercises its call option earlier (in such event leading to plan acceleration), certain thresholds including the acquisition of the Company by US Steel prior to September 30, 2023 and the generation of a minimum of $950,000 of operating cash flow must be achieved before the bonus will be paid. Currently, there is no assurance either of these thresholds will be met and no amounts under this Plan have been reflected in the accompanying combined financial statements. Subsequent to December 31, 2020, these bonuses were earned as of the close of the US Steel purchase (see Note 1) on January 15, 2021.

As shown in the table below, the Company purchases natural gas and technological services from related parties.

As part of the purchase of Common A units by US Steel, BRS paid $17,131 in bonuses and accrued an additional $295, totaling $17,426 that were funded by a receivable from members as of December 31, 2020 and 2019 in the accompanying combined balance sheets.

In May 2019, the Company entered into an agreement with a related party to provide private aircraft services.

In June 2020, the Company entered into an agreement with a related party to negotiate the purchase price and arrange for the transportation of certain raw materials used by the Company.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

The Company’s related party balances and transactions consist of the following as of December 31, 2020 and 2019:

	2020	2019
Members' receivables	$18,442	$17,426
Trade accounts receivable	$20,879	$625

Outstanding obligations
Trade accounts payable	$159	$-
Class C preferred units subject to mandatory redemption	$354,447	$332,651
Notes payable	$106,081	$98,625

	For the year ended
	2020	2019
Sales	$72,835	$1,731

Interest expense
Class C preferred units subject to mandatory redemption	$20,642	$4,649
Preferred interest units	$-	$3,677

Interest income	$367	$-
Management fees	$8,570	$3,018
Natural gas purchases	$7,449	$10,213
Technology services	$6,537	$10,043
Aircraft services	$299	$136
Raw material and procurement services	$22,245	$-
Distributions to members	$-	$5,514

12.	Commitments and Contingencies

Manufacturing and Supply Agreements

The Company entered into an agreement with its intended rail service provider (the “Rail Service Provider”) whereby the Rail Service Provider advanced the Company $25,000 to be used in constructing rail and other site-related infrastructure at the Company’s site. The rail infrastructure will be owned and maintained by the Company. The Company is required to make annual payments to the provider of $2,500 for ten years commencing upon completion of the mill’s construction or upon the commencement of commercial operations. In the event the Company is served by another rail service provider, the Rail Service Provider may, upon written notice, require the Company to immediately pay the Rail Service Provider the full amount of the remaining payments still to be made as of the date the Company commences service with an alternate rail service provider. The outstanding balance of this agreement at December 31, 2020 and 2019 was $16,235 and $18,698, respectively, of which $1,947 and $1,870 at December 31, 2020 and 2019, respectively, is included as a current obligation and shown as other current liabilities while the noncurrent obligation is included in other long-term liabilities on the combined balance sheets. In addition, the Company and the Rail Service Provider entered into a volume agreement for a ten-year term. The volume agreement contains certain pricing arrangements, rebate provisions and liquidated damages for failure by the Company to meet certain rail service volumes. The Company paid $2,500 in liquidated damages for both of the years ended December 31, 2020 and 2019.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

The Company has entered into an agreement with a utility provider. This agreement contains certain commitments, pricing arrangements and provisions for nonperformance. In addition, this agreement required the Company to deposit certain funds with the utility provider. As of December 31, 2020 and 2019, the Company has approximately $1,565 of deposits being held by this provider and are included in other assets in the accompanying combined balance sheets.

In December 2018, the Company entered into a Marine Cargo Handling Agreement (“MCHA”) with a third party material handler (the “Material Handler”). The term of the MCHA is ten years with two optional five-year extension periods. Included in the MCHA are fixed minimum monthly payments and variable payments. The Company also entered into an option agreement with the Material Handler that provides the Company with the option to purchase all of the equity interests of the Material Handler via a call option at certain milestone dates throughout the term of the MCHA. The option agreement also requires the Company to purchase the equity interests of the Material Handler using a formula at the end of the original ten-year term of the MCHA if the agreement is not renewed. The call option and forward purchase features of the option agreement are variable interests and the Material Handler is deemed to be a VIE. The Company is not the primary beneficiary of the VIE. The forward purchase requirement is accounted for as a deferred payment on the service contract and will be accrued over the ten-year term of the MCHA. As of December 31, 2020 and 2019, the amount accrued for the forward purchase requirement was $8,887 and $4,071, respectively.

The Company has entered into several product offtake agreements with several of its customers. The agreements contain certain supply commitments, pricing arrangements and provisions for nonperformance. These agreements are, for the most part, covering a six-year term starting in 2016.

In addition, the Company has entered into certain additional supply agreements with various vendors. These agreements typically contain certain supply commitments, pricing arrangements, provision for nonperformance and liquidated damages. The expiration dates in these agreements vary by vendor. The Company does not anticipate any material costs associated with the nonperformance of any of its manufacturing and supply agreements with its vendors, providers and customers.

In January 2019, the Company entered into an agreement with an equipment supplier for the design, engineering, manufacture and delivery of certain equipment including technical services and spare parts valued at €120,730 Euros plus $66,475 US dollars. The Company will make progress payments based on achieving certain milestones through thirteen months following final acceptance of the equipment, which is anticipated to be in the first quarter of 2021.

During the years ended December 31, 2020 and 2019, $63,253 and $25,806, respectively, was paid to these vendors. The following are the required minimum payments for the next five years:

2021	$39,876
2022	39,881
2023	39,886
2024	39,861
2025	39,866
$199,370

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

Construction in Progress

During the year ended December 31, 2019, the Company began an expansion project to the plant. The Company has unfulfilled contract commitments of approximately $64,881 and $259,646 as of December 31, 2020 and 2019, respectively, related to this project.

Licenses and Permits

The nature of the Company’s operating processes is subject to numerous statutory and regulatory requirements and require certain licenses and permits to operate and maintain satisfactory compliance with such requirements. These requirements may increase in the future as a result of statutory and regulatory change, and the Company could be required to incur significant costs to maintain or improve compliance with these requirements.

Litigation

From time to time, the Company is involved in various legal actions arising in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company’s financial position, results of operations or cash flows. The Company recognizes legal expenses associated with its litigation matters as incurred.

Government Grants, Incentives and Tax Credits

During 2015, the City issued to the Company its Series 2015 Taxable Industrial Development Revenue Bonds (the “Bonds”) in the aggregate principal amount of not to exceed $1,500,000 to purchase the Company’s steel mill facility. As a result, the City holds legal title to the facility and entered into a sale-leaseback of the facility to the Company. Due to the Company’s continued involvement in the leased facility, the transaction was accounted for as a failed sale-leaseback and a financing obligation was established. The City has no economic interest in, or obligation with respect to, the Bonds, and has taken nothing more than bare legal title to the facility in order to act as a payment in lieu of tax (“PILOT”) incentive conduit. Because the legal right of offset exists, the Company has offset the investment in the Bonds against the related financing obligation and neither balance is reflected on the accompanying combined balance sheets. Payments on the Bonds are made on a net settled basis and, therefore, no cash is exchanged between parties. Pursuant to the PILOT agreement, the Company will pay the City an annual sum equal to 35% of the amount of any and all taxes which would be payable as ad valorem taxes on the facility. The Bonds mature on April 30, 2035. On October 13, 2017, $1,499,900 of the outstanding bonds were cancelled leaving $100 remaining as the outstanding balance as of December 31, 2020 and 2019. The Company’s financing obligation was reduced to $100 in conjunction with the cancellation of the bonds.

During 2020, the City issued to the Company $847,654 of its Series 2020 Bonds (the “2020 Bonds”) limited to an amount not to exceed $2,000,000 to purchase the Company’s property, plant and equipment acquired subsequent to the Bonds discussed above. Together with the Bonds, the City holds legal title to the facility and entered into a sale-leaseback of the facility to the Company. The 2020 Bonds contain the same rights and obligations as the Bonds and are subject to the same PILOT rights and therefore, are accounted for consistent with the Bonds. The 2020 Bonds mature on December 22, 2040. On December 31, 2020, $847,554 of the outstanding 2020 Bonds were cancelled leaving $100 remaining as the outstanding balance as of December 31, 2020. The Company’s financing obligation was reduced to $100 in conjunction with the cancellation of the 2020 Bonds.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

In 2015, Corp received $86,500 of grant proceeds from the State, City and County under the 82 Agreement. Corp subsequently transferred the entirety of the $86,500 grant proceeds to the Company in exchange for Class B Preferred Units of the Company via subscription agreements as provided for under the Original Operating Agreement (see Note 11). Corp, as provided for in the Joinder Agreement, is responsible for ensuring compliance with the 82 Agreement requirements and is responsible for any clawback provisions, or potential liabilities that may be incurred upon a failure to satisfy the requirements of the 82 Agreement. However, upon receipt of the proceeds by Corp, subscription agreements were executed between Holdings and Corp to exchange the grant proceeds for Class B Preferred Units of Holdings (which eliminate within the combined financial statements). Although Corp is legally established as the obligor to the State, County and City under the Joinder Agreement, if there is a failure to comply with the requirements of the 82 Agreement, the provisions within the Original Operating Agreement effectively transfers the obligation from Corp to Holdings. The Company recognized a deferred income liability and grant income related to the Company’s performance obligations under the 82 Agreement.

The Company qualified for certain RTC with the State associated with the construction of its flat-rolled steel mini-mill operation pursuant to the 82 Agreement between the State and the Company. Under the provisions of the 82 Agreement, the Company must not remove the qualifying equipment from the State, dispose of it or otherwise cease using the materials required for a period of three years after the taxable year for which the RTC is allowed. In the event this would occur, the Company is contingently liable to refund up to three years of the RTC previously sold to the Purchaser, the risk of which is considered remote by management. In addition, the Company must meet certain employment and salary provisions required by the 82 Agreement. In the event that the Company does not meet these requirements in any given year or the State eliminates its income tax, the Company is contingently liable to refund back to the Purchaser up to $16,000 of the RTC for any unqualified year during the 15-year credit period, which the Company may, at its sole option, elect to pay any refund amounts with a note bearing interest at LIBOR plus 2% to the Purchaser.

Self-Insurance

Beginning January 1, 2019, the Company instituted a self-insurance program for health care costs. The Company is liable for health care claims up to $1,958 plus a $125 specific deductible on the first claim for the years ended December 31, 2020 and 2019. The Company has an aggregated stop loss of $2,447. Self-insurance costs are accrued based upon the aggregate of the liability for reported claims and an estimated liability for claims incurred but not reported. Included in accrued expenses in the accompanying combined balance sheets are accrued reserves for self-insurance costs of approximately $176 and $252 at December 31, 2020 and 2019, respectively.

13.	Income Taxes

The Company (with the exception of Corp) is a flow through entity for U.S. federal income tax purposes and is therefore not subject to federal income taxes at the entity level. However, some state jurisdictions do not respect the flow through status of the Company and impose income taxes at the entity level. The Company’s effective tax rate differs from the federal statutory rate of 21% since the Company’s income is not subject to U.S. taxes but is subject to certain state taxes imposed at the entity level. The primary drivers of tax expense apart from the state statutory rates relate to changes in state apportionment and permanent differences.

Corp is a stand-alone entity for income tax purposes and is subject to income taxes. Further, Corp’s receipt of the 82 Amendment grants, that occurred during 2015, was excludable from the Corp’s taxable income under Internal Revenue Code (“IRC”) Section 118 because the grants were made to provide financing and related economic incentives for the steel mini-mill project which benefits the general public of the State. Corp has recorded deferred taxes in accordance with its income tax accounting policy.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

Corp’s income tax expense differs from the expected tax expense for the period (computed by applying the U.S federal corporate loss tax rate of 21% to its loss before income taxes) due primarily to the valuation allowance recorded for Corp’s U.S. net operating loss carryforward that is not expected to be realized. Net operating loss carryforwards at December 31, 2020 were approximately $92,846 for federal and $96,150 for state purposes. Federal net operating losses can be used to offset 80% of taxable income in a given year and have an indefinite carryforward period. State net operating losses have a five-year carryforward period and begin to expire in 2020. Disallowed business interest expense at December 31, 2020, was approximately $842 for federal purposes.

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities are as follows:

	2020	2019
Deferred tax asset
Net operating loss carryforward	$24,435	$24,435
Business interest expense carryforward	842	842
Deferred tax asset	25,277	25,277
Valuation allowance
Net operating loss carryforward	(8,159)	(8,159)
Business interest expense carryforward	(842)	(842)
Net deferred tax asset	16,276	16,276

Deferred tax liability
Difference in carrying value of investment	25,284	25,284
Temporary differences related to depreciation	615	498
Net deferred tax liability	25,899	25,782

Net deferred tax liability	$(9,623)	$(9,506)

The Company's provision for income taxes consists of current taxes of $0 and $61 and deferred tax of $115 and $8,973 for the years ended December 31, 2020 and 2019, respectively.

14.	Concentrations of Risk

The Company maintains most of its cash and cash equivalents with financial institutions as required by the Company’s debt agreements. The Company is exposed to credit risk related to its ability to access liquidity in the financial institution where its cash and cash equivalents are concentrated. At December 31, 2020 and 2019 and at various times throughout these periods, the Company maintained cash balances with financial institutions in excess of the federal deposit insurance limit. The Company manages its cash risk by maintaining deposits in sound financial institutions.

The Company had sales, which exceeded 10% of total sales, from one customer for the year ended December 31, 2020. Sales from this customer totaled approximately 11% of total sales. The Company had outstanding accounts receivable balances from one customer representing approximately 13% of total accounts receivable as of December 31, 2020. The Company had no sales from individual customers that exceeded 10% of total sales as of and for the year ended December 31, 2019. The Company had outstanding accounts receivable balances from two customers representing approximately 12% and 11%, respectively, of total accounts receivable as of December 31, 2019.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

The Company had purchases, which exceeded 10% of total purchases, from one vendor during the year ended December 31, 2020. Purchases from this vendor totaled approximately 10% of total purchases for the year ended December 31, 2020. The Company had outstanding accounts payable balance with one vendor representing approximately 31% of total accounts payable as of December 31, 2020. The Company had purchases, which exceeded 10% of total purchases, from one vendor during the year ended December 31, 2019. Purchases from this vendor totaled approximately 14% of total purchases for the year ended December 31, 2019. The Company had outstanding accounts payable balance with one vendor representing approximately 22% of total accounts payable as of December 31, 2019.

15.	Financial Instruments

Derivative instruments were recorded at fair value in the combined balance sheets as follows:

	As of December 31,
	2020		2019
	Asset	Liability	Asset	Liability
	Derivative	Derivative	Derivative	Derivative
Derivatives not designated as accounting hedges
Commodity contracts	$402	$-	$-	$256
Foreign currency contracts	404	-	-	1,659

Total fair value	$806	$-	$-	$1,915

The Company had commodity contracts in an asset position of $9,959 and $242 and commodity contracts in a liability position of $9,557 and $498 for the years ended December 31, 2020 and 2019, respectively. The Company had foreign currency contracts in an asset position of $453 and $0 and foreign currency contracts in a liability position of $49 and $1,659 for the years ended December 31, 2020 and 2019, respectively. The Company considers the derivatives to be Level 2 instruments within the fair value hierarchy.

The net notional values of the derivative instruments were:

	Notional Amount
	As of December 31
	2020	2019
Commodity contracts	$1,132	$14,173
Foreign currency contracts	$8,682	$69,694

The financial instruments consist primarily of over-the-counter (“OTC”) forward contracts. Derivatives are valued based on pricing models that rely on market observable inputs such as commodity prices and currency rates. The OTC derivative transactions are governed by Internal Swap Dealers Association agreements and other standard industry contracts. Under these agreements, the Company does not post nor require collateral from the counterparties.

Big River Steel Holdings LLC and BRS Stock Holdco LLC

Notes to Combined Financial Statements

December 31, 2020 and 2019

(In Thousands)

All commodity derivatives have a legal right of set-off. All foreign currency contracts are with a single counterparty. In the event of default, assuming all parties were to fail to comply with the terms of the agreements, for the derivatives, the Company was in a net asset position as of December 31, 2020, and was in a net liability position as of December 31, 2019 and would receive $402 and owe $256 to the counterparties for the commodity derivatives, respectively. The Company was in a net asset position as of December 31, 2020, and a net liability position as of December 31, 2019 and would receive $404 and owe $1,659 to the counterparty for the foreign currency forwards, respectively. The mark-to-market gains and losses on the derivatives are recorded in current earnings. For the years ended December 31, 2020 and 2019, the Company recorded a net loss within cost of goods sold of $1,399 and $12,813, respectively.

16.	Subsequent Events

The Company evaluated the events and transactions subsequent to its December 31, 2020 balance sheet date and determined there were no significant events, except as noted below, to report through February 19, 2021, which is the date the Company’s combined financial statements were available to be issued.

On January 15, 2021, US Steel completed the purchase of the remaining 50.1% ownership interest in the Company (see Note 1).